Exhibit 99.1

Investor Relations Contacts:

Jeffrey Goldberger / Rob Fink

KCSA Strategic Communications

P: 212-896-1249 / 212-896-1206

Email: jgoldberger@kcsa.com / rfink@kcsa.com

NTELOS Holdings Corp.

Provides Preliminary Fourth Quarter and Full Year Financial and Operating Results

—Reports Strong 4Q Gross Additions

—Provides Fiscal Year 2014 Adjusted EBITDA and Capital Expenditures Guidance

—Exploring Debt Refinancing Opportunities

WAYNESBORO, Virginia – January 14, 2014 – NTELOS Holdings Corp. (NASDAQ: NTLS, the “Company”) announced today selected preliminary financial and operating results for the fourth quarter and year ended December 31, 2013 and provided fiscal year 2014 Adjusted EBITDA and Capital Expenditure guidance. The Company also announced that it intends to explore the possibility of refinancing its outstanding Term Loan-A credit facility to take advantage of current favorable market conditions. In connection with the potential refinancing, the Company has prepared a company overview presentation that it intends to share and discuss with prospective lenders. A copy of the presentation has been filed with the Securities and Exchange Commission on a Current Report on Form 8-K and is available at www.sec.gov and is also posted on the Company’s website at: http://ir.ntelos.com.

2013 Subscriber Activity

	Quarter Ended December 31, 2013	Full Year Ended December 31, 2013
Total gross additions	50,800	183,900
Total postpay gross additions	28,700	85,200
Total prepay gross additions	22,100	98,700

Total net additions	7,500	25,000
Total postpay net additions	8,900	12,800
Total prepay net additions	(1,400)	12,200

Total subscribers		464,600
Total postpay subscribers		306,700
Total prepay subscribers		157,900

Churn	3.1%	2.9%
Postpay Churn	2.2%	2.0%
Prepay Churn	4.9%	4.7%

2013 Adjusted EBITDA and Capital Expenditures

For the fourth quarter, Adjusted EBITDA is expected to be approximately $26.7 million. Adjusted EBITDA for the quarter was impacted by seasonally higher subsidy costs associated with strong gross additions during the holiday sales season and increased retention costs associated with customers coming out of contract. For fiscal year 2013, Adjusted EBITDA is expected to be approximately $150.9 million, including $9.6 million recognized during the third quarter related to the dispute settlement with Sprint. Capital expenditures are expected to be approximately $15.5 and $80.7 million for the three and twelve months ended December 31, 2013, respectively.

The preliminary financial information is based on information available to the management team as of the date of this release and remains subject to the completion of the year-end closing process and has not been audited by the Company’s independent registered public accounting firm. Actual financial results may differ from these estimates.

2014 Business Outlook

For the year ending December 31, 2014, the Company expects full year 2014 Adjusted EBITDA to be between $140.0 million and $150.0 million. In addition, the Company expects its full year 2014 capital expenditures to be between $85.0 million and $95.0 million.

4Q 2013 Earnings Announcement

The Company plans to release its complete fourth quarter 2013 results on or about February 28, 2014.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to NTELOS Holdings Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, gain/loss on derivatives, net income attributable to noncontrolling interests, other expenses/income, equity-based compensation charges, acquisition related charges, net income from discontinued operations, secondary offering costs and costs related to the separation of the wireless and wireline operations.

Adjusted EBITDA is a key metric used by investors to determine if the Company is generating sufficient cash flows to continue to create shareholder value, provide liquidity for future growth and continue to fund dividends.

Adjusted EBITDA is a non-GAAP financial performance measures. It should not be considered in isolation or as an alternative to measures determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Please refer to the exhibits and materials posted on the Company’s website for a reconciliation of any non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

About NTELOS

NTELOS Holdings Corp. (NASDAQ: NTLS), operating through its subsidiaries as “nTelos Wireless,” is headquartered in Waynesboro, VA, and provides high-speed, dependable nationwide voice and data coverage for over 464,600 retail subscribers based in Virginia, West Virginia and portions of Maryland, North Carolina, Pennsylvania, Ohio and Kentucky. The Company’s licensed territories have a total population of approximately 8.1 million residents, of which its wireless network covers approximately 6.0 million residents. The Company is also the exclusive wholesale provider of network services to Sprint

Nextel in the western Virginia and West Virginia portions of its territories for all Sprint CDMA wireless customers. Additional information about NTELOS is available at www.ntelos.com or www.facebook.com/nteloswireless and www.twitter.com/ntelos_wireless.

Forward-Looking Statements

Any statements contained in this press release or in the materials referenced herein that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. There are important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements. We advise the reader to review in detail the cautionary statements and risk factors included in our SEC filings, including our most recent Annual Report filed on Form 10-K and subsequent Quarterly Reports filed on Form 10-Q.

Exhibit:

•	Key Metrics – Subscriber Activity

# # #

NTELOS Holdings Corp.

Key Metrics						Twelve Months Ended
Quarter Ended:	12/31/2012	3/31/2013	6/30/2013	9/30/2013	12/31/2013	12/31/2012	12/31/2013
Subscribers
Beginning Subscribers	430,300	439,600	451,000	454,800	457,100	414,500	439,600
Postpay	288,900	297,400	299,700	298,700	298,000	292,400	297,400
Prepay	141,400	142,200	151,300	156,100	159,100	122,100	142,200

Gross Additions	46,200	48,500	40,100	44,500	50,800	171,300	183,900
Postpay	25,100	20,200	16,300	20,000	28,700	80,900	85,200
Prepay	21,100	28,300	23,800	24,500	22,100	90,400	98,700

Disconnections	36,900	37,100	36,300	42,200	43,300	146,200	158,900
Postpay	15,900	16,900	16,100	19,600	19,800	70,900	72,400
Prepay	21,000	20,200	20,200	22,600	23,500	75,300	86,500

Net Additions (Losses)	9,300	11,400	3,800	2,300	7,500	25,100	25,000
Postpay	9,200	3,300	200	400	8,900	10,000	12,800
Prepay	100	8,100	3,600	1,900	(1,400)	15,100	12,200

Ending Subscribers	439,600	451,000	454,800	457,100	464,600	439,600	464,600
Postpay	297,400	299,700	298,700	298,000	306,700	297,400	306,700
Prepay	142,200	151,300	156,100	159,100	157,900	142,200	157,900

Churn, net	2.8%	2.8%	2.7%	3.1%	3.1%	2.9%	2.9%
Postpay	1.8%	1.9%	1.8%	2.2%	2.2%	2.0%	2.0%
Prepay	4.9%	4.6%	4.4%	4.8%	4.9%	4.6%	4.7%

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